UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 19, 2007
(Date of earliest event reported)
CONSOLIDATED WATER CO. LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	000-25248	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
The Regatta Office Park
Windward Three, 4th Floor
West Bay Road, P.O Box 1114
Grand Cayman KY1-1102
Cayman Islands
(Address of Principal Executive Offices)
(345) 945-4277
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 19, 2007, RFD Holdings Ltd. (“RFD”), an investment vehicle controlled by Jeffrey M. Parker, Chairman of the Board of Directors of Consolidated Water Co. Ltd., a Cayman Islands corporation (the “Company”), established a stock trading plan, intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. RFD’s plan authorizes the sale of a maximum of 50,000 ordinary shares of the Company at the rate of 2,000 shares per week at not less than $30 per share. If the entire 2,000 shares are not sold in any given week, the shortfall can be sold as soon as practicable during the immediately succeeding weeks. The plan is expected to be in effect for one year, commencing September 24, 2007. Mr. Parker has informed the Company that any sales pursuant to this plan will comply with Rule 144 and has represented to the Company that he has no knowledge of any material non-public information regarding the Company when he adopted his plan. A copy of RFD’s plan is attached to this Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Title

99.1	Sales Plan RFD Holdings Ltd. dated September 19, 2007.

99.2	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.
By:	/s/ Frederick W. McTaggart
	Name:	Frederick W. McTaggart
	Title:	President and Chief Executive Officer

Date: September 21, 2007

EXHIBIT INDEX

Exhibit	Description

99.1	Sales Plan for RFD Holdings Ltd. dated September 19, 2007.

99.2	Press Release

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